                                                                      Exhibit 20

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Combined Balance Sheets


Unaudited (In thousands, except shares)                                               March 31,       December 31,
                                                                                        1999              1998
                                                                                     ---------         ---------

ASSETS
Investments in real estate
  Land                                                                               $ 122,937         $ 130,340
  Buildings and improvements                                                           657,465           676,519
                                                                                     ---------         ---------
                                                                                       780,402           806,859
  Less - Accumulated depreciation                                                     (165,466)         (165,357)
                                                                                     ---------         ---------
    Total investments in real estate                                                   614,936           641,502

Investment in joint venture                                                              1,733             1,722

Mortgage loans and notes receivable                                                      5,493             5,508

Other assets
  Cash and cash equivalents - unrestricted                                              16,947            28,654
                            - restricted                                                15,561            16,526
  Accounts receivable and prepayments                                                   11,189            21,809
  Inventory                                                                              2,839             2,798
  Goodwill, net                                                                         45,806            45,379
  Management and lease agreements, net                                                   1,288             1,852
  Deferred charges and other, net                                                        6,978             6,864
  Unamortized debt issue costs                                                           8,239             7,758
  Other                                                                                  6,246             6,312
                                                                                     ---------         ---------
    Total assets                                                                     $ 737,255         $ 786,684
                                                                                     =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgage loans                                                                     $ 332,569         $ 345,042
  Notes payable                                                                         79,039            94,996
  Senior notes                                                                          12,538            12,538
  Bank loans                                                                           114,014           125,821
  Accounts payable and accrued liabilities                                              40,407            42,659
  Deferred obligations                                                                  10,597            10,602
  Deferred capital gains and other deferred income                                       1,811             3,283
                                                                                     ---------         ---------
    Total liabilities                                                                  590,975           634,941
                                                                                     ---------         ---------

Minority interest                                                                        1,047             1,047

Shareholders' equity
  Preferred shares of beneficial interest, $25 liquidation preference,
    2,300,000 shares authorized and 1,349,000 outstanding                               31,737            31,737
  Shares of beneficial interest, $1 par, unlimited authorization, outstanding           31,376            31,416
  Paid-in capital                                                                      190,486           190,679
  Undistributed loss from operations                                                  (121,337)         (115,968)
  Undistributed capital gains                                                           14,949            14,949
  Accumulated other comprehensive income
     Foreign currency translation adjustment                                            (1,978)           (2,117)
                                                                                     ---------         ---------
    Total shareholders' equity                                                         145,233           150,696
                                                                                     ---------         ---------
                                                                                     $ 737,255         $ 786,684
                                                                                     =========         =========

                                                                      Exhibit 20

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------


Combined Statements of Operations

Unaudited (In thousands, except per share data)                                   Three Months Ended
                                                                                        March 31,
                                                                               -------------------------
                                                                                                Restated
                                                                                 1999             1998
                                                                               --------         --------

Revenues
  Rents                                                                        $ 78,879         $ 79,104
  Interest - Mortgage loans                                                         115              619
           - Short-term investments                                                 234              229
           - Investments                                                              -              190
  Equity in income from joint venture                                                10               24
  Management fees                                                                    94               98
  Other income                                                                       81               90
                                                                               --------         --------
                                                                                 79,413           80,354
                                                                               --------         --------

Expenses
  Property operating                                                             55,386           57,286
  Real estate taxes                                                               3,160            2,998
  Depreciation and amortization                                                   9,489            7,556
  Interest - Mortgage loans                                                       7,252            6,868
           - Notes payable                                                        2,539
           - Senior notes                                                           278            2,219
           - Bank loans and other                                                 3,105            2,815
  General and administrative                                                      3,723            3,437
  Foreign currency gain                                                            (333)            (177)
  Litigation and proxy expenses                                                       -              931
                                                                               --------         --------
                                                                                 84,599           83,933
                                                                               --------         --------
Loss before capital gain                                                         (5,186)          (3,579)
   Capital gain                                                                     523                -
                                                                               --------         --------
Loss before preferred dividend                                                   (4,663)          (3,579)
                                                                               --------         --------
  Preferred dividend                                                               (708)            (875)
                                                                               --------         --------
Net loss applicable to shares of beneficial interest                           $ (5,371)        $ (4,454)
                                                                               ========         ========


Per share data

Basic weighted average shares                                                    31,376           29,230
Stock options, treasury method                                                        -              345
Restricted shares, treasury method                                                    -              180
                                                                               --------         --------
Diluted weighted average shares                                                  31,376           29,755
                                                                               ========         ========

Loss applicable to shares of beneficial interest before capital gain           $   (.19)        $   (.15)
                                                                               ========         ========
Net loss applicable to shares of beneficial interest, basic and diluted        $   (.17)        $   (.15)
                                                                               ========         ========


Combined Statements of Comprehensive Income

Net Loss                                                                       $ (5,371)        $ (4,454)

Other comprehensive income
   Available for sale securities                                                      -               14
   Foreign currency translation adjustment                                          139              (10)
                                                                               --------         --------

Comprehensive loss                                                             $ (5,232)        $ (4,450)
                                                                               ========         ========

                                                                      Exhibit 20

Combined Statements of Changes in Cash

(In thousands)                                                             Three Months
                                                                         Ended March 31,
                                                                   -------------------------

                                                                     1999             1998
                                                                   --------         --------
                                                                                     Restated
Cash provided by operations
  Net loss before preferred dividend                               $ (4,663)        $ (3,579)
  Adjustments to reconcile net loss before preferred
    dividend to net cash provided by operations --
      Depreciation and amortization                                   9,489            7,556
      Capital gains, net                                               (523)
      Foreign currency gain                                            (333)            (177)
      Increase in deferred charges and other, net                      (388)            (980)
      Decrease in deferred income                                    (1,472)          (1,022)
      Increase in deferred interest on mortgage investments                               (6)
      Decrease in deferred obligations                                   (5)              (5)
      Net changes in other assets and liabilities                     2,566           10,204
                                                                   --------         --------
        Net cash provided by operations                               4,671           11,991
                                                                   --------         --------

Cash provided by (used for) investing
  Repayment of mortgage investment and note receivable                                 6,206
  Principal received from mortgage investments                           15               82
  Proceeds from sale of properties                                   11,092
  Purchase of investments                                                               (146)
  Investments in properties                                                          (60,440)
  Deposit for property acquisitions                                                   (2,680)
  Investments in capital and tenant improvements                     (1,861)          (7,262)
                                                                   --------         --------
        Net cash provided by (used for) investing                     9,246          (64,240)
                                                                   --------         --------

Cash (used for) provided by financing
  Decrease in short-term loans                                      (12,208)          60,533
  Decrease in note payable                                          (11,092)
  Repayment of mortgage loans - Normal payments                      (1,003)            (946)
  Purchase of First Union shares                                       (233)
  Sale and employee option exercises of First Union shares                               401
  Debt issue costs paid                                              (1,345)            (108)
  Dividends paid to shares of beneficial interest                                     (3,099)
  Dividends paid to preferred shares of beneficial interest            (708)          (1,207)
                                                                   --------         --------
        Net cash (used for) provided by financing                   (26,589)          55,574
                                                                   --------         --------
Increase (decrease) in cash and cash equivalents                    (12,672)           3,325
Cash and cash equivalents at beginning of period                     45,180           16,864
                                                                   --------         --------
Cash and cash equivalents at end of period                         $ 32,508         $ 20,189
                                                                   ========         ========


Notes to the Combined Financial Statements
------------------------------------------

The registrant sold a shopping center in February 1999 for $21.6 million resulting in net proceeds of $9.3 million after assumption of $11.5 million of mortgage debt by the purchaser. The capital gain recognized from the sale of the shopping center was $.5 million. The registrant in March also sold an office building for $2.2 million resulting in net proceeds of $1.8 million.

The registrant restated its 1998 combined financial statements as a result of changing the estimated useful lives used to calculate depreciation expense.

The registrant adopted EITF 98-9, "Accounting for Contingent Rent in Interim Financial Periods", prospectively in the fourth quarter of 1998. Consequently, percent rent recorded in the first quarter of 1999 decreased by $.7 million when comparing the first quarter of 1999 to 1998.